Exhibit 20.9

CAPITAL ONE MASTER TRUST (COMT)
Performance Summary - October 2006

Capital One Master Trust (COMT)

Series		COMT 1998-1
Size		$591 MM
Expected Maturity (Class A)		04/15/2008

Gross Monthly Payment Rate		17.36%
Delinquency Rate:	30 - 59 Days	1.24%
	60 - 89 Days	0.81%
	90 + Days	1.77%

Excess Spread Analysis

Series		COMT 1998-1
Portfolio Yield		18.61%
Weighted Average Coupon		6.81%
Servicing Fee Percentage		1.50%
Net Loss Rate		2.89%
Excess Spread Percentage
	Oct-06	7.40%
	Sep-06	7.14%
	Aug-06	7.90%
3-Month Average Excess Spread		7.48%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

Capital One Master Trust (COMT)

Series		COMT 2000-3
Size		$1,000 MM
Expected Maturity (Class A)		8/15/2007

Gross Monthly Payment Rate		17.36%
Delinquency Rate:	30 - 59 Days	1.24%
	60 - 89 Days	0.81%
	90 + Days	1.77%

Excess Spread Analysis

Series		COMT 2000-3
Portfolio Yield		18.61%
Weighted Average Coupon		5.78%
Servicing Fee Percentage		2.00%
Net Loss Rate		2.89%

Excess Spread Percentage
	Oct-06	7.93%
	Sep-06	7.77%
	Aug-06	8.53%
3-Month Average Excess Spread		8.08%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

Capital One Master Trust (COMT)

Series		COMT 2001-1	COMT 2001-6
Size		$1,200 MM	$1,300 MM
Expected Maturity (Class A)		2/15/2008	8/15/2008

Gross Monthly Payment Rate		17.36%	17.36%
Delinquency Rate:	30 - 59 Days	1.24%	1.24%
	60 - 89 Days	0.81%	0.81%
	90 + Days	1.77%	1.77%

Excess Spread Analysis

Series		COMT 2001-1	COMT 2001-6
Portfolio Yield		18.61%	18.61%
Weighted Average Coupon		5.64%	5.65%
Servicing Fee Percentage		2.00%	2.00%
Net Loss Rate		2.89%	2.89%

Excess Spread Percentage
	Oct-06	8.08%	8.07%
	Sep-06	7.88%	7.89%
	Aug-06	8.65%	8.66%
3-Month Average Excess Spread		8.20%	8.21%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

Capital One Master Trust (COMT)

Series		COMT 2002-1	COMT 2002-2	COMT 2002-4
Size		$1,000 MM	$620 MM	$750 MM
Expected Maturity (Class A)		1/15/2009	3/15/2007	5/15/2007

Gross Monthly Payment Rate		17.36%	17.36%	17.36%
Delinquency Rate:	30 - 59 Days	1.24%	1.24%	1.24%
	60 - 89 Days	0.81%	0.81%	0.81%
	90 + Days	1.77%	1.77%	1.77%

Excess Spread Analysis

Series		COMT 2002-1	COMT 2002-2	COMT 2002-4
Portfolio Yield		18.61%	18.61%	18.61%
Weighted Average Coupon		5.67%	5.60%	5.12%
Servicing Fee Percentage		2.00%	2.00%	2.00%
Net Loss Rate		2.89%	2.89%	2.89%

Excess Spread Percentage
	Oct-06	8.05%	8.11%	8.59%
	Sep-06	7.85%	7.92%	8.31%
	Aug-06	8.62%	8.68%	9.07%
3-Month Average Excess Spread		8.17%	8.24%	8.65%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of Capital One Master Trust.